Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Amanda Ryan and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST Neuberger Berman Core Bond Portfolio	AST Lord Abbett Core Fixed Income Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio	AST Goldman Sachs Mid-Cap Growth Portfolio
AST T. Rowe Price Equity Income Portfolio	AST Goldman Sachs Large-Cap Value Portfolio
AST FI Pyramis Asset Allocation Portfolio	AST T. Rowe Price Asset Allocation Portfolio
AST Franklin Templeton Founding Funds Allocation Portfolio	AST Prudential Growth Allocation Portfolio
AST Franklin Templeton Founding Funds Plus Portfolio	AST RCM World Trends Portfolio
AST Schroders Multi-Asset World Strategies Portfolio	AST Schroders Global Tactical Portfolio

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ W. Scott McDonald, Jr	Trustee
W. Scott McDonald, Jr.

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ M. Sadiq Peshiman	Treasurer, Principal Financial and Accounting Officer
M. Sadiq Peshiman

Dated: June 16, 2015